October 30, 2009

Board of Directors

BF Acquisition Group V, Inc.

To Whom It May Concern:

I hereby resign all of my officer positions of BF Acquisition Group V, Inc., a Florida corporation, effective today.

Sincerely,

/s/William R. Colucci

William R. Colucci